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                                                                   Exhibit 10.6


                          LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") made and entered into this 16th day of December, 1988, by and among the National Health Corporation Leveraged Employee Stock Ownership Trust (the "Borrower") and Third National Bank in Nashville, a national banking association with its principal place of business in Nashville, Tennessee ("TNB") Irving Trust Company, a New York banking corporation with its principal place of business in New York, New York ("IT"), Sovran Bank/Central South, a Tennessee corporation with its principal place of business in Nashville, Tennessee ("SCS"), SouthTrust Bank of Alabama, National Association with its principal place of business in Birmingham, Alabama ("ST") (TNB, IT, SCS and ST are sometimes hereinafter referred to collectively as the "Banks" or individually as a "Bank"), Third National Bank in Nashville as agent for the Banks (in such capacity, the "Agent"), National HealthCorp L.P., a Delaware limited partnership ("NHLP"), and National Health Corporation, a Tennessee corporation ("National").

                             W I T N E S S E T H:

         WHEREAS, Banks have agreed to loan Borrower the amount of Fifty Million and No/100 Dollars ($50,000,000.00) (the "Indebtedness" or the "Loan"); and

         WHEREAS, the Loan shall be evidenced by a note or notes in form satisfactory to Agent, which note(s) shall bear interest at the rate agreed to by the parties hereto,

         NOW, THEREFORE, for and in consideration of the foregoing premises, and the covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the Agent, Banks, Borrower, NHLP and National hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1. or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa):

         "Additional Interest" means Additional Interest as defined in Section
6.1. of this Agreement.


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         "Additions to Tax" means any penalties, additions to tax, and/or additional amounts referred to in Chapters 67 or 68 of the Code or any successor law or section, including without limitation any interest amounts due or owing by any one or more of the Banks as a result of any tax deficiency resulting from an Event of Taxability.

         "Adjusted Tangible Net Worth" means Adjusted Tangible Net Worth as defined in Section 9.1(c) of this Agreement.

         "Adjusted Rate" means Adjusted Rate as defined in Section 5.1.(a) of this Agreement.

         "Affiliate" means:

                  (a) NHLP; and

                  (b) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as is National; and

                  (c) Any other trade or business (whether or not incorporated) controlling, controlled by, or under common control (within the meaning of Sections 414(c) and 414(o) of the Code) with National; and

                  (d) Any other corporation, partnership, or other organization that is a member of an affiliated service group (within the meaning of Sections 414(m) and 414(o) of the Code) with National.

         "Agent" means Third National Bank in Nashville.

         "Available Collateral" means Available Collateral as defined in
Section 2.4.(a) of this Agreement.

         "Bank(s)" means Bank(s) as defined in the introductory paragraph to this Agreement.

         "Borrower" means Borrower as defined in the introductory paragraph to this Agreement.

         "Closing" means Closing as defined in Section 6.1. of this Agreement.

         "Closing Date" means the date of funding of the Loan.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means the Collateral as defined in Article II of this Agreement.



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         "Commitment" means the obligation of the Banks, which is several and not joint, to extend credit to the Borrower pursuant to this Agreement in the aggregate principal amount of up to Fifty Million and No/100 Dollars ($50,000,000.00) as set forth in Section 2.1. of this Agreement.

         "Compliance Date" means Compliance Date as defined in Section 2.4(a) of this Agreement.

         "Contributions" means Contributions as defined in Section 2.2.(b) of this Agreement.

         "Current Ratio" means Current Ratio as defined in Section 9.1.(a) of the Agreement.

         "Debt Service Coverage" means Debt Service Coverage as defined in
Section 9.1.(e) of this Agreement.

         "Determination of Taxability" means establishing the existence of an Event of Taxability in one of the following ways:

                  (a) The delivery of written notification to Borrower by the Agent declaring that an Event of Taxability has occurred on a specified date by reason of a change of legislation, the issuance of a Revenue Ruling (including a private letter ruling relating to the Loan and addressed to the Agent or any one of the Banks (or their counsel)), proposed deficiency letter ("30-day letter") or other order or directive by the IRS, Department of the Treasury, or any other governmental agency with the required jurisdiction, with respect to any one or more of the Notes, the effect of which (in the opinion of the Majority Banks) is to establish an Event of Taxability. The notification shall become effective when sent, but the effective date of said notice shall not be construed as a waiver of the Banks' right to receive the increased (or decreased) rate of interest and penalties, if applicable, set forth in the Notes from the Taxable Date; or

                  (b) The delivery of written notification after the date hereof ("Notice") to Borrower by the Agent declaring that an Event of Taxability has occurred on a specified date (other than by reason of the events described in the foregoing subparagraph (a)), which Notice shall describe the Event of Taxability and which shall be based on an opinion of counsel acceptable to Agent (based on the consent of the Majority Banks) that, in light of information received by the Banks after the date of this Agreement from any source whatsoever, an event of Taxability has occurred and there is no substantial authority (as defined in the Code and the regulations promulgated thereunder) for the Banks not adjusting the



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    Adjusted Rate in accordance with Section 5.1. of this Agreement. Any Notice shall become effective ten (10) days after such Notice is sent, unless, prior to the effective date of the Notice, Borrower, on behalf of the Banks:

                  (1) agrees to seek a private letter ruling or other written determination ("Letter Ruling") on behalf of the Banks from the IRS affirming that the interest on the Notes will remain unaffected under
         Section 5.1. hereof by the Event of Taxability described in the Notice; and

                  (2) procures an opinion from counsel wholly satisfactory to the Banks, in Banks' sole opinion, to the effect that (i) there is a substantial and valid legal basis for the position that the Adjusted Rate should not be adjusted, (ii) counsel has no reason to believe the IRS will decline to consider the ruling request for procedural or technical reasons, and (iii) counsel has no knowledge or reason to believe that the IRS has indicated a position not to rule favorably on similar questions or would not rule favorably; and

                  (3) agrees to reimburse and fully indemnify and hold harmless the Banks and the Agent from and against any and all liability, damage, loss, cost, or expense (including attorneys' fees) that the Banks or the Agent may incur as the result of seeking the Letter Ruling, and further agrees to pay on demand all reasonable costs and expenses that the Banks or the Agent may incur in seeking the Letter Ruling, and to furnish such bond, letter of credit, or other form of security as the Banks or the Agent may reasonably request from time to time to secure Borrower's additional obligations under the Loan Documents, including without limitation any potential increases in interest, whether prospective or retroactive, and any potential taxes, penalties, or related interest.

Provided Borrower promptly initiates and continues to diligently pursue the Letter Ruling, compliance with the foregoing requirements shall suspend the effective date of the Notice. The issuance of a Letter Ruling clearly concluding that the Adjusted Rate should not be adjusted will suspend the Event of Taxability described in the Notice. The issuance of a Letter Ruling concluding that the Adjusted Rate should be adjusted, or failure to obtain any Letter Ruling that is conclusive with respect to whether the Adjusted Rate should be adjusted within twelve (12) months from the date of the delivery of the Notice, whichever shall first occur, shall constitute a final disposition of the matter (any appeal rights notwithstanding) and a Determination of Taxability shall be deemed to have occurred as of the Taxable Date. The above procedure and the



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effective date of said Notice shall in no event be construed as a waiver of the
Banks' right to receive the increased rate of interest and penalties set forth in the Loan Documents from the Taxable Date.

         "Disqualified Security" means disqualified security as defined in the definition of Temporary Investments of this Agreement.

         "Eligible Accounts" means NHLP's Accounts, excluding accounts (a) overdue by more than one hundred twenty (120) days, (b) owed by insolvent obligors, (c) in which the Banks do not have a fully perfected security interest, or (d) customarily deemed ineligible for any other reason by commercial financial lenders.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESOP" means an employee stock ownership plan, as defined in Section 4975(e)(7) of the Code and the regulations thereunder, qualified under Section 401(a) of the Code.

         "Event of Default" means any Event of Default as such term is defined in Article XI herein.

         "Event of Taxability" means a change in law or fact, or the interpretation thereof, or the occurrence or recognition of a fact, circumstance, or situation, or any change in the Code, or the application thereof by the IRS or other governmental authority having jurisdiction, or any other event or circumstance of whatever kind or nature, the effect of which is to cause a Bank to include in its Gross Income for purposes of taxation under the Code more (or less) of the interest earned on its respective Note than prior to such change, or to increase (or decrease) the highest marginal federal corporate tax rate to which a Bank is subject, either as a result of a change in the general corporate income tax structure or corporate income tax rates. However, in no event shall the inclusion of more than 50% of any amounts payable pursuant to Section 6.1 hereof in the Gross Income of any Bank for purposes of taxation under the Code be construed as an Event of Taxability hereunder.

         "Funded Debt" means Funded Debt as defined in Section 9.1.(c) of this Agreement.

         "GAAP" means generally accepted accounting principles at any date of determination in respect of a company or entity conducting a business the same as or similar to that of the company or entity being studied, including, without limitation, those set forth in applicable bulletins, opinions, pronouncements, statements and interpretations issued by the



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Accounting Principles Board, the American Institute of Certified Public
Accountants and the Financial Accounting Standards Board, consistently applied.

         "Gross Income" means gross income as defined in Section 61 of the Code and the regulations thereunder.

         "Guarantee and Contingent Purchase Agreement" means the Guarantee and Contingent Purchase Agreement as defined in Section 3.2.(b) of this Agreement.

         "Guarantors" means collectively, NHLP and National.

         "Indebtedness" means all amounts owing under this Agreement and all indebtedness evidenced by the Notes, including accrued interest thereon, and any and all costs and expenses incurred by Agent and/or the Banks in enforcing or protecting their rights with respect to the Notes, the Collateral or the indebtedness secured by the Collateral, including, but not limited to, reasonable attorneys' fees.

         "IRS" means the Internal Revenue Service.

         "IT" means Irving Trust Company.

         "Letter Ruling" means Letter Ruling as defined under the definition of "Determination of Taxability" in this Agreement.

         "Line of Credit Note" means Line of Credit Note as defined in Section 2.2.(d) of this Agreement.

         "Loan" means Loan as defined in the first whereas clause of this Agreement.

         "Loan Documents" means Loan Documents as defined in Section 3.2. of this Agreement.

         "Majority Banks" means Banks holding at least sixty-six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Notes held by the Banks, or if no such principal amounts are then outstanding, Banks having at least sixty-six and two-thirds percent (66-2/3%) of the Commitment.

         "Member" means a participant of the Plan.

         "National" means National Health Corporation, a Tennessee corporation serving as Borrower's Plan sponsor.

         "Net Income" means Net Income as defined in Section 7.1. (dd) of this Agreement.

         "NHLP" means National HealthCorp L.P., a Delaware limited partnership.




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         "NHLP Deeds of Trust and Mortgages" means NHLP Deeds of Trust and
Mortgages as defined in Section 3.2.(c) of this Agreement.

         "NHLP's Accounts" means all of the accounts of NHLP net of contractual adjustments without regard for NHLP's bad debt reserve determined in accordance with GAAP, including without limitation, all accounts, accounts receivable, chattel paper, other choses in action related to accounts, and any right to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, all of NHLP's rights as an unpaid vendor or lienor including stoppage in transit, replevin or reclamation, and any other of NHLP's property held by Agent or Banks or by others for Agent's or Banks' account, including balances standing to NHLP's credit on the Agent's or any Bank's books, and the proceeds of any and all of the foregoing.

         "Note Purchase Date" means Note Purchase Date as defined in Section 3.2.(b) of this Agreement.

         "Notes" means those non-recourse promissory notes executed by Borrower referenced in Section 3.2.(a) hereof, together with any and all extensions, amendments, restatements, renewals and modifications thereof.

         "Notice of Revision" means Notice of Revision as defined in Section
5.4. of this Agreement.

         "Participant" means any bank other than the Banks who purchases an interest in the Commitment from any of the Banks.

         "Participation Agreement" means any participation agreement to be entered into between any Bank and a Participant.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

         "Plan" means the National Health Corporation Leveraged Employee Stock Ownership Plan, as adopted by National, effective January 20, 1988, and as amended and/or restated or merged from time to time.

         "Plan Administrator" means Plan Administrator as defined in Section 10.1.(c) of this Agreement.

         "Pledge of Line of Credit Note Agreement" means pledge of Line of Credit Note Agreement as defined in Section 3.2.(g) of this Agreement.



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         "Pledge of NHLP's Accounts Agreement" means Pledge of NHLP's Accounts
Agreement as defined in Section 3.2.(d) of this Agreement.


         "Pledge of Stock Agreement" means Pledge of Stock Agreement as defined in Section 3.2.(f) of this Agreement.

         "Pledge of Temporary Investments Agreement" means Pledge of Temporary Investments Agreement as defined in Section 3.2.(e) of this Agreement.

         "Pledged Nursing Homes" means the fifteen (15) nursing home properties mortgaged, assigned and pledged by NHLP to secure payment of and performance under the Guarantee and Contingent Purchase Agreement, which nursing home properties are more particularly described on Exhibit A attached hereto and made a part hereof, and any additions, substitutions or replacements thereto, subject to the approval of the Majority Banks. With respect to the Pledged Nursing Homes listed on Exhibit A hereto and/or any additions, substitutions or replacements thereto, a survey of the property upon which such Pledged Nursing Home is located shall be provided to Agent promptly upon request of Agent, at the expense of NHLP which survey shall be sufficient to remove the survey exception from any title policy issued with respect to such property.

         "Quarter", "Quarterly" or "Fiscal Quarter" means a three month period (or portion thereof) ending on March 31, June 30, September 30 or December 31.

         "Qualified Lender" means any lender who is eligible for the interest income exclusion with respect to a Securities Acquisition Loan as set forth in
Section 133 of the Code and the regulations thereunder.

         "SCS" means Sovran Bank/Central South.

         "Securities Acquisition Loan" means a securities acquisition loan as defined in Section 133(b) of the Code and the regulations thereunder.

         "ST" means SouthTrust Bank of Alabama.

         "Stated Rate" means that variable rate of interest equal at all times during the term of the Loan to eighty-five percent (85%) of the highest prime rate of interest as published in the Wall Street Journal or such successor rate of interest as is published in a generally available financial publication, as such rate may change from time to time during the term of the Loan.

         "Stock" means Stock as defined in Section 2.2.(a) of this Agreement.



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         "Sovran Loan" means that certain loan in the original principal amount of $38,500,000 from Sovran Bank/Central South to the National Health
Corporation Leveraged Employee Stock Ownership Trust as evidenced by that certain Loan and security Agreement dated January 20, 1988 by and between Marine Midland Bank, N.A., not individually or in its corporate capacity, but solely as Trustee of the National Health Corporation Leveraged Employee Stock Ownership Trust and Sovran Bank/Central South.

         "Subordinated Debt" means any indebtedness that, to the satisfaction of the Majority Banks as evidenced by a writing signed by the Majority Banks, is by its terms expressly subject and subordinate in all respects to all payments of Funded Debt, including without limitation all payments at any time due or owing under the Guarantee and Contingent Purchase Agreement.

         "Tangible Net Worth" means Tangible Net Worth as defined in Section 9.1.(d) of this Agreement.

         "Taxable Date" means the first date on which an Event of Taxability affects the taxable equivalent yield of the Banks.

         "Taxable Rate" means Taxable Rate as defined in the Notes.

         "Tendering Banks" means Tendering Banks as defined in Section 3.2.(b) of this Agreement.

         "Temporary Investments" means temporary investments pledged by National and/or NHLP that are generated in connection with the purchase of National stock by the Borrower or the execution of the Revolving Credit Agreement dated December 16, 1988 between NHLP and National or in connection with the sale of any Pledged Nursing Home by NHLP, which shall consist only of cash or cash equivalents (including certificates of deposit at financial institutions with capital in excess of One Hundred Million and No/100 Dollars ($100,000,000.00)), obligations of the United States Government, or obligations of U.S. corporations with a published rating of no less than "A", provided that in no event shall any of the foregoing have a maturity of greater than one (1) year. In the event any of the foregoing held by Agent on behalf of Banks as security for the Loan should fail to qualify as Temporary Investments ("Disqualified Security"), Borrower agrees to replace the Disqualified Security with Temporary Investments within the thirty (30) day period following Borrower's receipt of notice from Agent of the existence of the Disqualified Security.

         "TNB" means Third National Bank in Nashville.

         "Trust" means the National Health Corporation Leveraged Employee Stock Ownership Trust established by National, effective January 20, 1988, and appointing Marine Midland Bank, N.A. as Trustee, as amended and/or restated from time to time.


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         "Trustee" means Trustee as defined in Section 8.1 of this Agreement.

         "Uniform Commercial Code" means the Uniform Commercial Code as adopted by the State of Tennessee.

         "Working Capital" means Working Capital as defined in Section 9.1.(b) of this Agreement.

                                   ARTICLE II
                                  COLLATERAL

         Section 2.1. The Commitment. Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, the Banks, for a period ending December 16, 1993, agree to fund severally but not jointly to the Borrower the aggregate maximum principal amount of up to Fifty Million and No/100 Dollars ($50,000,000.00) (the "Commitment"). The maximum Commitment of each of the Banks is as follows:

                                TNB $16,000,000
                                 IT $15,000,000
                                SCS $ 9,000,000
                                 ST $10,000,000

The Loan shall be evidenced by (i) the Sixteen Million Dollar ($16,000,000) Note of TNB, (ii) the Fifteen Million Dollar ($15,000,000) Note of IT, (iii) the Nine Million Dollar ($9,000,000) Note of SCS, and (iv) the Ten Million Dollar ($10,000,000) Note of ST, which Notes are substantially in the form of Exhibits B, C, D and E, respectively, with each Note payable in accordance with its terms. The Loan is not a revolving loan so that amounts repaid on the Loan after the Loan is funded cannot be reborrowed by Borrower.

         Section 2.2. Description of Collateral. The Indebtedness shall be secured by the following collateral ("Collateral"):

                  (a) The number of shares of common stock of National as are actually purchased by Borrower with the Loan proceeds (the "Stock"), together with all proceeds, monies, income, and benefits arising by virtue of Borrower's ownership of the Stock, both now and in the future, including without limitation all dividends, redemption proceeds, and other distributions on or with respect to the Stock, whether payable in cash, in stock, or in other property, and all subscription and other rights in connection therewith; provided, however, that the Stock shall not include Stock that the Banks have released pursuant to Section 2.10. of this Agreement; and




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         (b) Contributions made to Borrower by national to enable Borrower to meet its obligations under the Loan Documents (the "Contributions"); and

         (c) Earnings attributable to the stock and the investment of the Contributions; and

         (d) NHLP and National's joint and several guarantees of payment of the Loan, which guarantees shall be secured by the following (which shall be included in the definition of Collateral):

                  (i) NHLP Deeds of Trust and Mortgages; or assignments of same;

                  (ii) A prior perfected security interest in NHLP'S Accounts and furniture, fixtures and equipment located on or used in connection with the Pledged Nursing Homes;

                  (iii) Temporary Investments pledged by National or NHLP, which Temporary Investments shall on the Closing Date be in an amount equal to Sixteen Million Four Hundred Fifty Eight Thousand Four Hundred Thirty and No/100 Dollars ($16,458,430.00), shall decrease dollar for dollar with NHLP's draws under the Line of Credit Note and shall increase to the extent of proceeds resulting either from a sale of any Pledged Nursing Home or payment on the Line of Credit Note by NHLP and pledged to the Banks pursuant to Section 2.5 hereof; and

                  (iv) A pledge of the revolving credit note (the "Line of Credit Note") in the principal amount of Fifty Million and No/100 Dollars ($50,000,000.00) executed of even date herewith by NHLP in favor of National.

         Section 2.3. Purpose. The security interests hereby granted by Borrower to the Banks are security for the payment of an indebtedness in the amount of Fifty Million and No/100 Dollars ($50,000,000.00) that is being advanced by Banks to Borrower on the date of this Agreement evidenced by the Notes, together with any and all extensions, renewals, amendments, restatements, and/or modifications thereof. The mortgage liens and security interests hereby granted by National and NHLP to the Banks are security for the payment of and performance under the Guarantee and Contingent Purchase Agreement.

         Section 2.4. Valuation.

                  (a) At all times, "Available Collateral" must be maintained in an amount equal to one hundred thirty percent (130%) of the outstanding principal amount of the Loan that is not secured by Temporary Investments. "Available

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Collateral" is defined as the sum of the value of the Collateral described in paragraphs (d)(i) and (d)(ii) of Section 2.2. hereof. NHLP's Accounts will be assigned a value of seventy percent (70%) of the book value of Eligible Accounts for purposes of this paragraph (a). NHLP Deeds of Trust and Mortgages will be assigned a value pursuant to Section 2.4.(b) below. Determination of compliance with this requirement shall be on a Quarterly basis, commencing December 31, 1988 and continuing on a Quarterly basis thereafter (the "Compliance Date"). Notwithstanding the foregoing, in the event Borrower fails to comply with the requirement set forth in the first sentence of this paragraph (a) because Available Collateral fails to equal one hundred thirty percent (130%) of the outstanding principal under the Loan by the amount of Five Million and No/100 Dollars ($5,000,000.00) or less, the Borrower will be deemed to have complied with such requirement; provided, (i) such deficiency shall only exist for a maximum of two (2) consecutive Compliance Dates, (ii) such deficiency shall be remedied on or before the end of the thirty (30) day period following the second consecutive Compliance Date during which the deficiency exists, and (iii) in no event shall a deficiency occur during the quarter coinciding with the Borrower's year end.


         (b) Deeds of trust and mortgages and/or expenditures of Loan proceeds on nursing home properties listed on Exhibit F attached hereto and incorporated herein by this reference can be added to the Collateral available to the Banks and/or expended, as applicable, and replace the Temporary Investments described in Section 2.2.(d) hereof as those funds are utilized. Temporary Investments can be used only at the times and for the purposes approved by the Majority Banks regardless of whether Available Collateral exceeds One Hundred Thirty Percent (130%) of the outstanding principal amount of the Loan that is not secured by Temporary Investments. Temporary Investments shall be released by the Agent upon its determination of compliance with the terms of this Section
2.4 and the Security and Pledge Agreement (Temporary Investments) by NHLP National and/or Borrower, as applicable. Deeds of trust and mortgages on nursing home properties not listed on Exhibit F can be added at the request of Borrower to the Collateral available to the Banks only with the approval of the Majority Banks. For purposes of determining the Collateral value with respect to each property (including those listed on Exhibit A), each nursing home property will be assigned a value by Borrower of either (i) seven (7) times cash flow based on quarterly financial statements for each nursing home property supplied by NHLP to Agent or (ii) seventy-five percent (75%) of appraised value of such nursing home property; provided, Majority Banks, at their

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sole option, can request new appraisals in addition to those appraisals furnished by Borrower or updates of appraisals furnished by Borrower at NHLP's expense. Notwithstanding the provisions of subparagraph (i) of this paragraph
(b), with respect to any nursing home property acquired by NHLP that has a negative cash flow resulting from operations at the time of such acquisition, for a period of twelve (12) months from the date of any such acquisition, the Collateral value with respect to such nursing home property shall be a value equal to the acquisition price paid for such nursing home property; provided, however, that after the expiration of any such twelve (12) month period, the Collateral value with respect to such nursing home property shall be based on the tests set forth in subparagraphs (i) and (ii) of this paragraph (b), but in any event not less than zero. Development nursing home properties will be assigned a value equal to actual project costs for a period of eighteen (18) months from the completion date of the project. Thereafter, value will be assigned based on the tests set forth in subparagraph (i) or (ii) of this subparagraph (b). Existing nursing home facilities to which improvements are made will be assigned a value by Borrower based on (I) the test set forth in subparagraph (i) of this paragraph, plus the dollar amount expended on such improvements, provided said expenditures equal or exceed Five Hundred Thousand and No/100 Dollars ($500,000.00), or (II) the test set forth in subparagraph
(ii) of this paragraph for a period of eighteen (18) months from the completion date of such improvements. Thereafter, value will be assigned based on the tests set forth in subparagraph (i) or (ii) of this subparagraph (b).

         (c) Notwithstanding any UCC-1 financing statements or other security documents relating to accounts, general intangibles, chattel paper or otherwise executed or filed in connection with the Sovran Loan, SCS acknowledges and agrees that the Agent, on behalf of the Banks, shall have a first priority and perfected security interest in Temporary Investments and all proceeds, substitutions and replacements thereof.

Section 2.5. Amounts Paid With Respect to Collateral.

         (a) During the term of the Loan, all dividends (including, without limitation, cash dividends) and other amounts paid with regard to the Collateral may be applied at the option of Majority Banks to the payment of principal and interest on any portion of the Indebtedness secured hereby, in inverse order of maturity. In addition, if NHLP sells a Pledged Nursing Home and the Majority Banks do not elect to apply the proceeds of such sale to the payment of principal and interest on the Indebtedness (which


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

    application shall be in inverse order of maturity), the proceeds of such sale shall be pledged to the Banks as Temporary Investments. If no Event of Default exists (or with notice and/or the passage of time would exist), at the option of NHLP and upon the approval of Majority Banks, the amount of such proceeds resulting from any such sale may be used by NHLP to purchase, renovate or construct an additional nursing home, or additions to other NHLP nursing homes, which shall be collateral for the Guarantee and Contingent Purchase Agreement and shall be deemed to be a Pledged Nursing Home hereunder.

         (b) During the term of the Loan, all amounts, awards or payments received by NHLP, Agent or any of the Banks in connection with any payments made for loss or damage under insurance policies insuring the property described in the NHLP Deeds of Trust and Mortgages or in connection with any condemnation or other taking of any part of any of the property described in the NHLP Deeds of Trust and Mortgages may, at the option of NHLP (which option shall exist as long as no Event of Default has occurred or exists), be (i) paid and applied to the payment of principal and interest on any portion of the Indebtedness in inverse order of maturity or (ii) be paid over, wholly or in part, to NHLP for the purpose of (A) pledging such amounts, awards or payments to the Banks as Temporary Investments and subsequent disbursement, with the approval of the Majority Banks, to NHLP in accordance with and subject to the provisions of Sections 2.4(b) and 2.5(a) above, or (B) using such proceeds to acquire substitute Pledged Nursing Homes, acceptable to Majority Banks pursuant to the terms of this Agreement or (C) for any other purpose or object satisfactory to the Majority Banks; provided, however, that in no event shall the Banks or Agent be obligated to assure or see to the proper application of any amounts paid over to NHLP. In addition, in no event shall the application of any such amounts, awards, or payments described herein to the Indebtedness relieve Borrower of its obligations to continue to make payments required under the Notes or change or alter in any way whatsoever the obligations of NHLP and/or National under the Guarantee and Contingent Purchase Agreement. If an Event of Default exists or has occurred, all such amounts, awards and payments shall be paid over to the Agent and applied as determined by the Majority Banks.

         Section 2.6. Voting Rights. During the term of this Agreement, and so long as an Event of Default under this Agreement or a default or Event of Default (as such term is defined in each Loan Document) under the Loan Documents has not occurred and continues to exist, Borrower shall have the right to vote all unreleased, pledged shares of Stock. Consistent with the applicable provisions of the Plan and ERISA, Borrower shall vote such pledged shares of Stock in accordance with sound business practices, and shall not consent to any action with respect to, or of, such pledged shares of Stock that would imperil the assets of the Plan, would result in a failure to obtain full value for all sales or transfers of National's assets, or would dissipate all or any part of the property of National; provided, however, if the requirements of this Section 2.6. shall conflict with Borrower's or Trustee's fiduciary responsibilities and duties towards Plan participants and their beneficiaries, specifically including the "exclusive benefit rule," then Borrower or Trustee shall vote in accordance with said fiduciary responsibilities and duties and shall not violate the provisions of this
Section 2.6 by doing so.

         Section 2.7. Change in Capital Structure. In the event that, during the term of this Agreement, any share dividend, reclassification, readjustment, merger, or other change is declared or made in the capital structure of National, all new, substituted, and additional shares or other securities issued in exchange for or on account of the Collateral by reason of any such change shall be held by Agent under the terms of this Agreement in the same manner as the shares originally pledged hereunder. All such securities delivered to Borrower shall be delivered to Agent immediately.

         Section 2.8. Warrants, Options, etc. In the event that during the term of this Agreement subscription warrants or any other rights or options shall be issued in connection with the Collateral, so long as Borrower, National and/or NHLP are not in default hereunder, such warrants, rights, and options immediately shall be assigned by the Agent and Banks to Borrower, if necessary to allow Borrower to exercise such warrants, rights or options. If any such option is exercised by Borrower, all new shares or other securities thereby acquired by Borrower immediately shall be pledged and assigned to Agent and Banks to be held under the terms of this Agreement in the same manner as the Stock originally pledged hereunder.

         Section 2.9. Additional Stock. Agent, on behalf of the Banks, shall be entitled to receive and have delivered to it (a) all stock dividends, (b) stock issued as a result of stock splits, and (c) amounts paid in cash or other property as liquidating dividends or returns of capital on any Stock pledged and not released hereunder, to be held by Agent under the terms of this Agreement as additional Collateral. Borrower immediately shall pledge and deposit with Agent all such stock or amounts that may have come into Borrower's possession or control.

         Section 2.10. Release of Stock. Agent, on behalf of the Banks, in consultation with the Trustee as to the number of shares, shall hold the Stock and shall release in accordance with Treas. Reg. 54.4975-7(b)(8)(i) a portion of the Stock as the Indebtedness is repaid within thirty (30) days after the annual valuation date of the Plan. That portion of the Stock that shall be released from encumbrance annually during the term of the Loan shall equal the number of shares of Stock held as Collateral immediately before the release multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the year, and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future years. The interest to be paid in future years shall be computed by using the interest rate applicable as of the end of the Plan's then current plan year. If the Stock consists of more than one class of securities, the fraction above is applied to each class to determine the pro rata portion of that class that shall be released.

                                  ARTICLE III

                                LOAN PURPOSE AND
                                 DOCUMENTATION

          Section 3.1. Purpose. The purpose of the Loan will be solely for the purchase by the Borrower of the stock pledged as Collateral and described in 2.2(a) above, followed by National's extension of a Fifty Million and No/100 Dollar ($50,000,000.00) line of credit to NHLP evidenced by the Revolving Credit Note of even date herewith. NHLP represents and warrants that proceeds of such line of credit will be used by NHLP solely for (i) the refinancing of existing debt, (ii) subject to Majority Bank approval, the acquisition, renovation and development of nursing home properties, and (iii) with Majority Bank approval, for working capital uses.

          Section 3.2. List of Documents. Agent shall receive the following documents, satisfactory in all respects to Agent, each of which shall be duly authorized, executed, and delivered to Agent by the appropriate entity or entities, (together with this Agreement and all other documents and certificates executed in connection with this Agreement, collectively, the "Loan Documents"):

                      (a) Notes. Four (4) non-recourse promissory notes executed by Borrower of even date herewith in the aggregate principal amount of Fifty Million and No/100 Dollars ($50,000,000.00), together with any extensions, renewals and modifications thereof (the "Notes"). The Notes shall be payable to the order of and in such amounts as follows:

                  TNB                                 $16,000,000

                  IT                                  $15,000,000

                  SCS                                 $ 9,000,000

                  ST                                  $10,000,000


          The Note for each of TNB, IT, SCS, and ST is in substantially the form of Exhibit B, C, D and E, respectively. Repayment of the Notes shall be based on a twenty (20) year amortization schedule with a five (5) year put and automatic tender option (followed by subsequent options as may be negotiated by NHLP and the Banks thereafter) to NHLP in favor of Banks as set forth in Section 3.2.(b) below. The amortization schedule for principal payments on the Loan is attached hereto as Exhibit G.

                      (b) Guarantee and Contingent Purchase Agreement. A Guarantee and Contingent Purchase Agreement executed by and among NHLP, National and Banks of even date herewith, together with any amendments and modifications thereto (the "Guarantee and Contingent Purchase Agreement"), in which NHLP and National guarantee payment of the Indebtedness. Pursuant to the terms of the Guarantee and Contingent Purchase Agreement, NHLP shall on December 16, 1993 and, if negotiated by NHLP and the Banks thereafter, (each of which dates is referred to as a or the "Note Purchase Date") purchase, upon tender by all of the Banks to NHLP of all of the Notes with an instrument of assignment attached thereto, the Loan evidenced by the Notes (and the Notes evidencing the same) by payment to the Banks of an amount (representing the purchase price therefor) in immediately available funds equal to the sum of the principal of and accrued and unpaid interest on the Notes at the time of such purchase together with any amounts that would be owing under the Loan and Security Agreement in the event the Notes were being paid in full at the time of such purchase. Such tender shall be deemed automatically to be made, and title to the Notes shall be deemed automatically to have passed to NHLP on each Note Purchase Date, whereupon NHLP shall become obligated forthwith to pay the purchase price to the Banks, unless (a) Agent shall have notified NHLP no less than sixty (60) days prior to the applicable Note Purchase Date that all of the Banks elect not to so tender, or (b) NHLP requests the Banks through the Agent no less than ninety (90) days prior to the applicable Note Purchase Date that all of the Banks not so tender, and Agent shall have given the notice referred to in clause (a) above within the time period provided therein, whereupon, in either such case, NHLP shall not be obligated on such Note Purchase Date to pay the purchase price to the Banks. The giving of notice by Agent under clause (a) above shall not affect in any way the rights of the Banks to tender all of the Notes to NHLP with respect to any subsequent Note Purchase Date.

                      (c) NHLP Deeds of Trust, Mortgages and Security Agreements. Deeds of Trust, Leasehold Deeds of Trust, Mortgages, and Security Agreements and, in certain cases, assignments of same (collectively, the "NHLP Deeds of Trust and Mortgages") (i) securing payment of and performance under the Guarantee and Contingent Payment Agreement, (ii) encumbering the real property on which the Pledged Nursing Homes are located, and (iii) assigning NHLP's personal property (including, without limitation, accounts receivable, furniture, fixtures and equipment) located on or used in connection with the Pledged Nursing Homes.

                      (d) Pledge of NHLP'S Accounts Agreement. A Pledge Agreement executed by NHLP of even date herewith pledging NHLP's Accounts as security for the Guarantee and Contingent Purchase Agreement ("Pledge of NHLP's Accounts Agreement").

                      (e) Pledge of Temporary Investments Agreement. A Pledge Agreement executed by National and NHLP of even date herewith pledging Temporary Investments as security for the Guarantee and Contingent Purchase Agreement ("Pledge of Temporary Investments Agreement").

                      (f) Pledge of Stock Agreement. A Pledge Agreement executed by Borrower of even date herewith pledging the Stock ("Pledge of Stock Agreement").

                      (g) Pledge of Line of Credit Note Agreement. A Security and Pledge Agreement (Note) executed by National of even date herewith pledging the Line of Credit Note ("Pledge of Line of Credit Note Agreement").

          Section 3.3. Non-Recourse Liability of Trustee and Borrower. The Banks shall have no recourse against the Trustee on account of the Loan, and the Trustee shall have no personal liability with respect to any obligation hereunder or with respect to the representations, covenants and warranties contained herein. The Banks shall have no recourse against the Borrower and the Borrower shall have no obligation to make any payment hereunder or under the Notes except to the extent of (x) the difference between (i) the sum of all Contributions received by the Borrower from National for payments hereunder and under the Notes and any earnings, income or dividends attributable to the investment of such Contributions, and (ii) all payments on account of the Borrower's obligations hereunder and under the Notes made by or on behalf of the Borrower to the Banks and (y) the Banks' rights under the Pledge of Stock Agreement.

          Section 3.4. Participation. Each Bank shall have the right to enter into one or more Participation Agreements with one or more banks on such terms and conditions as such Bank shall deem advisable, provided that no Participant shall have any rights under this Agreement.

          Section 3.5. Purchase by NHLP. In the event that an Event of Taxability occurs because (i) one or more of the Banks ceases to be a qualified lender as defined in Section 133 of the Code or (ii) the Borrower or Trustee enters into a prohibited transaction as defined in the Code and the regulations thereunder, NHLP shall have the right to purchase the Notes of the Bank or Banks involved, by the payment to the Banks of an amount in immediately available funds equal to the sum of the principal of and accrued and unpaid interest on the Notes at the time of such purchase together with any amounts that would be owing under the Loan and Security Agreement in the event the notes were being paid in full at the time of such purchase. NHLP shall have the right to purchase such notes upon five
(5) days written notice to the Bank or Banks involved. Such purchase shall be deemed automatically to be made, and title to the Notes shall be deemed automatically to have passed to NHLP on the day when NHLP tenders the purchase price to the Bank or Banks involved.

                                   ARTICLE IV
                           PREPAYMENT TERMS AND USURY

          Section 4.1. Prepayment. Borrower may prepay all or part of the Indebtedness evidenced by the Notes at any time before the Notes mature without penalty. The Banks shall apply any such payment first to accrued interest and then to principal.

          Section 4.2. Usury. Notwithstanding any provision of this Agreement or the Notes or any other Loan Documents to the contrary, it is the intent of the Agent, the Banks, the Borrower, and all parties liable on the Notes, that the Banks or any subsequent holder shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event any of the Banks, or any subsequent holder, ever receive, collect, reserve or apply, as interest, any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated as such, or, if the principal Indebtedness is paid in full, any remaining excess funds shall immediately be paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, the Borrower, the Agent and Banks shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire term of the Indebtedness; provided that if the Indebtedness is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate, the holder of the Notes shall refund to the Borrower the amount of such excess or credit the amount of such excess against the principal portion of the Indebtedness, as of the date it was received, and, in such event, neither the Agent nor the Banks shall be subject to any penalties provided by any laws for contracting for, charging, reserving or receiving interest in excess of the maximum lawful rate.

                                   ARTICLE V

                              EVENT OF TAXABILITY

          Section 5.1. Rate Adjustment.

                      (a) The amount, terms, and conditions of Indebtedness evidenced by the Notes, this Agreement, and the other Loan Documents have been agreed upon by Banks and Borrower based on (i) each Bank being able to exclude fifty percent (50%) of the interest income from the Loan from its Gross Income pursuant to Section 133 of the Code for Securities Acquisition Loans made by Qualified Lenders, and (ii) each Bank's highest marginal federal corporate tax rates remaining at their present levels. The tax rates currently applicable to the Banks, and circumstances (not now contemplated or anticipated) may hereafter result in a determination (that may be disputed) that the information contained in subparagraphs (i) through (ii) of this
          Section 5.1.(a) has changed. Upon a Determination of Taxability, effective on the applicable Taxable Date, the Stated Rate shall automatically be adjusted (the "Adjusted Rate") to maintain for each of the Banks the same taxable equivalent yield on the Loan that would have been applicable but for the occurrence of the related Event of Taxability. Each subsequent Event of Taxability shall necessitate an adjustment to the Adjusted Rate, which rate shall be effective until the next Event of Taxability or upon the total payment of the Indebtedness, whether by prepayment or at or after the maturity of the Notes. Notwithstanding the foregoing, in the event that one hundred percent (100%) of the interest on the Notes shall be included in the Gross Income of any of the Banks, the interest due and payable on all principal amounts advanced pursuant to the terms of the Loan shall automatically be adjusted to the Taxable Rate.

                      (b) The Borrower shall pay to Banks any and all Additions to Tax imposed on Banks in connection with any Event of Taxability. National shall make Contributions to Borrower to enable Borrower to pay such Additions to Tax.

                      (c) The obligations of the Borrower under this Section
          5.1. shall survive the payment in full of all amounts due under the Notes and shall continue in effect until all amounts due hereunder shall have been paid and in any event until the later of the date that such amounts due have been paid or thirty (30) days after all applicable statutes of limitations have run (after taking into account all extensions and suspensions thereof) in respect of any taxable year during which any payment of interest on the Notes or any payment pursuant to this Section 5.1. was received or accrued.

                      (d) Although the Banks shall have no obligation to contest any Event of Taxability, the Agent shall notify the Borrower thereof as soon as reasonably possible. The Banks will permit Borrower to supply the IRS with any documentation or legal argument against any Event of Taxability, but the Banks will be under no obligation to delay or withhold any action of acquiescence in order to permit the Borrower to do so. If the Borrower and/or the Banks should decide to contest an Event of Taxability, and if by settlement or negotiation, court determinations, or otherwise, the amount of interest payable on any of the Notes includable under the Code in the Gross Income of the Banks is ultimately determined to be less than the amount initially asserted, the Borrower shall be entitled to a prompt refund of any such excess amount actually paid by the Borrower to the Banks on account of such Event of Taxability plus interest thereon at the rate of five percent (5%) per annum. Nothing referred to herein shall be construed to require the Banks to join in any actions, proceeding, or appeal with respect to protesting or contesting an Event of Taxability.

          Section 5.2. Records. Notwithstanding Borrower's right to supply the IRS with any documentation or legal argument against any Determination of Taxability or Event of Taxability, nothing in this Article V shall under any circumstances give Borrower any right to inspect the tax returns or other records of the Agent or any of the Banks. The Banks will cooperate with the Borrower, at NHLP's expense, in supplying appropriate information available to the Banks in the event of any contest of an Event of Taxability.

          Section 5.3. Notice. For purposes of the written notification of Determination of Taxability, such notification by Agent to Borrower shall be in writing, signed by the appropriate officers of Agent, and shall:

                      (a) briefly describe the Event of Taxability that has occurred, setting forth the Taxable Date; and

                      (b) specify (to the extent determinable) that portion of the Loan to which such Event of Taxability relates (it being understood that in the event Agent does not specify a portion of the Loan to which such Event of Taxability relates, such Event of Taxability shall relate to the entire Loan); and

                      (C) set forth the new Adjusted Rate and the period of time for which such rate relates (including information showing the calculations used in computing the new Adjusted Rate); and

                      (d) be accompanied by a description of the legislation relied upon or a copy of either the Revenue Ruling, 30-day letter, or other order or directive received by Agent or an opinion of counsel acceptable to Agent (based on the consent of the Majority Banks) on which such Event of Taxability is based.

          Section 5.4. Revised Notice. If Agent has given Borrower written notification of the occurrence of an Event of Taxability, Agent may at any time and from time to time revise such notice of the occurrence of an Event of Taxability to increase or decrease the amount payable under Section 5.1. hereof by giving Borrower a written notice of such revision ("Notice of Revision"), in which case Borrower and Agent shall make such adjustments between themselves of amounts previously paid and to be paid as shall be appropriate to reflect such revision as if the Notice of Revision had constituted a part of the original notice of the occurrence of an Event of Taxability, and any payments as a result of such adjustments for any period prior to the date of the Notice of Revision shall be made within five (5) days after Borrower has received such Notice of Revision. In addition, if Agent has given Borrower notice of the occurrence of an Event of Taxability and Agent subsequently determines for any period that the conclusions expressed in the opinion of counsel acceptable to Agent (based on the consent of the Majority Banks) on which such Determination of Taxability was based are not correct, then (without limiting the right of the Agent to assert later that an Event of Taxability has occurred with respect to such period), Borrower shall not be obligated to pay the amounts set forth in Section 5.1. hereof for such period, and Agent shall return any such payment or payments theretofore made with respect to such period.

          Section 5.5. Indemnification For Prohibited Transactions. NHLP and National shall indemnify and hold Banks harmless from and against any taxes, penalties and/or interest imposed on any of the Banks under the provisions of
Section 4975(a) and/or 4975(b) of the Code.

                                   ARTICLE VI
                          ADDITIONAL INTEREST AND FEES

          Section 6.1. Additional Interest. Borrower shall pay an amount equal to one-half of one percent (.50%) (computed on the total commitment of Fifty Million and No/100 Dollars ($50,000,000.00)) as additional interest on the Loan ("Additional Interest"), payable as follows:

                      (a) twenty-five percent (25%) of the Additional Interest within five (5) days of the Closing;

                      (b) eighteen and three-quarters percent (18.75%) of the Additional Interest ninety (90) days after the Closing;

                      (c) eighteen and three-quarters percent (18.75%) of the Additional Interest one hundred eighty (180) days after the Closing;

                      (d) eighteen and three-quarters percent (18.75%) of the Additional Interest two hundred seventy (270) days after the Closing; and

                      (e) eighteen and three-quarters percent (18.75%) of the Additional Interest three hundred sixty (360) days after the Closing.

All amounts due under this Section 6.1. shall be deemed to have been earned at the closing of the Loan (the "Closing") and shall be due and payable as set forth in this Section 6.1. irrespective of any events occurring after the Closing, including but not limited to (i) Borrower's, National's and/or NHLP's default under the Loan Documents, (ii) Borrower's failure to draw down or utilize the full amount of the Loan, or (iii) Borrower's refinancing of the Loan.

          Section 6.2. Agent Fee. NHLP shall pay an agent's fee of Twenty One Thousand and No/100 Dollars ($21,000.00) per year, payable quarterly in advance to TNB as Agent.

                                  ARTICLE VII
            COVENANTS AND WARRANTIES OF BORROWER, NHLP AND NATIONAL

          Section 7.1. All covenants and warranties made by the Borrower in this Article VII shall be deemed to be covenants and warranties relating only to the Borrower, and shall not relate to any covenants or warranties made with respect to National and/or NHLP. In no event shall any covenants or warranties made in this Article VII with respect to NHLP or National be deemed to have been made by Borrower. In no event shall any covenants or warranties made in this Article VII with respect to NHLP be deemed to have been made by National. Borrower, NHLP and National, as appropriate, hereby severally and not jointly covenant and warrant that:

                      (a) Organization, Powers, etc. (i) The Borrower, NHLP and National have full power and authority to execute this Agreement and the documents required hereunder, as applicable, and to carry out the transactions contemplated hereby; (ii) an application has been filed for a determination letter from the IRS that the Borrower qualifies as an exempt trust under Section 501(a) of the

          Code, National is validly existing and duly formed under the laws of the State of Tennessee, and NHLP is validly existing and duly formed under the laws of the State of Delaware; (iii) the Borrower, NHLP and National have filed all papers with all governmental authorities required as a pre-condition to own property and transact business;
          (iv) the Borrower, NHLP and National have all the necessary power and authority to own their properties and assets and to carry on their businesses; and (v) the Borrower, NHLP and National have all necessary power to enter into, execute and perform the Loan Documents, as applicable.

                      (b) Authorization of Borrowing, etc. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution and delivery of the Notes and other Loan Documents required hereunder have been duly authorized by all requisite trust, limited partnership, or corporate action, as applicable, of the Borrower, NHLP and National, and will not violate any provision of law, any order of any court or other agency of government, any provision of any indenture, agreement or other instrument to which either the Borrower, NHLP or National is a party (with due notice and/or lapse of time), or by which the Borrower, NHLP or National or any of their properties or assets are bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, NHLP or National, except as contemplated by this Agreement.

                      (c) Validity and Binding Nature. This Agreement, the Notes and all other Loan Documents, when duly executed and delivered, are and will be, legal, valid and binding obligations of the Borrower, NHLP and National, as applicable, enforceable in accordance with their respective terms.

                      (d) Title to Properties. The Borrower has good and marketable title to all of the Borrower's properties and assets, and, except for the liens provided herein and except for the lien resulting from the pledge by Borrower of National stock to SCS under the Sovran Loan, all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances.

                      (e) Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality, arbitration board or other agency now pending, or, to the knowledge of the Borrower, NHLP or National, threatened against or affecting the Borrower,

          NHLP or National, or any properties or rights of the Borrower, NHLP or National, which, if determined adversely, would materially impair the rights of the Borrower, NHLP or National to carry on business substantially as now conducted or would materially adversely affect the financial condition of either the Borrower, NHLP or National, or would impair the ability of the Borrower, NHLP or National to perform their respective obligations under the Loan Documents. Neither the Borrower, NHLP nor National is in default with respect to any order, decree or judgment of any court, arbitrator or governmental body.

                      (f) Payment of Taxes. The Borrower, NHLP and National, as applicable, have respectively filed or caused to be filed all Federal, state and local tax and information returns that are required to be filed, and have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due, except for taxes that are being contested in good faith and for which NHLP and/or National, as the case may be, have provided additional security to the Banks satisfactory in all respects to the Banks.

                      (g) Agreements. Neither the Borrower, NHLP nor National is a party to any restriction materially adversely affecting its business, properties or assets, operations or conditions (financial or otherwise). Neither the Borrower, NHLP nor National is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

                      (h) Purpose of Loan. Proceeds of the Loan will be used exclusively for the purchase of the Stock.

                      (i) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                      (j) Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

                      (k) Trust Transactions. The sale by National of the
          Stock to the Borrower, the purchase by the Borrower of the Stock, and the distribution, if any, of the Stock pursuant to the Plan, do not require registration under either the Securities Act of 1933 or the Investment Company Act of 1940 or any applicable state securities laws or regulations.

                      (l) Situs. Borrower's chief place of business is at the address appearing after Borrower's signature hereto. Borrower will notify Agent promptly in writing of any change in the location of any such chief place of business or the establishment of any new place of business.

                      (m) Protection of Collateral. Borrower, National and NHLP are the owners of the assets titled respectively to each of them constituting the Collateral free from any adverse lien, security interest, or encumbrance other than those included herein as described in Exhibit H. Borrower, National and NHLP will defend such Collateral against all claims and demands of all persons at any time claiming the same or any interest therein. Subject to the terms of the Trust, no restrictions exist with respect to the transfer of any of the pledged shares of Stock. Subject to the terms of the Trust, Borrower has the right to transfer the shares of Stock free of any encumbrances and without obtaining the consents of other shareholders. Until the obligations under this Agreement, the Notes and the Guarantee and Contingent Purchase Agreement have been paid in full, Borrower, National and NHLP will keep such Collateral free from any lien, security interest, or encumbrance, except for the security interest described herein and the liens granted pursuant to the NHLP Deeds of Trust and Mortgages.

                      (n) Records. Borrower, National and NHLP at all times will keep accurate and complete records of their respective affairs and (in the case of National and NHLP) the Collateral, and Borrower (in the case of the Stock only), National and NHLP will not comingle all or any portion of the Collateral with their other assets. Agent or any of its agents shall have the right to call at Borrower's, National's and NHLP's places of business upon notice and during-normal business hours at intervals to be determined by Agent, and without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data of Borrower, National and NHLP

                      (o) Use of Collateral. Neither Borrower, National nor NHLP will use the Collateral in violation of any statute or ordinance.

                      (p) Sell or Transfer. Neither Borrower, National nor NHLP shall sell or transfer all or any portion of the Collateral to a third party without the Agent's prior written consent, which consent shall be conditioned on approval of all of the Banks, which consent shall not be unreasonably withheld; provided, however, that personal property of Borrower, National or NHLP may be sold in the ordinary course of business.

                      (q) Notice upon Event of Default. In the event of the occurrence of an Event of Default of which Borrower, National or NHLP has knowledge, Borrower, National or NHLP shall notify Agent immediately in writing, setting forth the nature of the default and the action Borrower, National or NHLP proposes to take to cure the default.

                      (r) Qualification of Plan and Trust. National has filed for a determination that the Plan is an ESOP, and that the Trust is a trust exempt from tax under Section 501(a) of the Code. Both the Plan and the Trust are duly organized and existing under the laws of the United States of America and are authorized to transact all business that is now being transacted by them.

                      (s) Violation of Law. Borrower, NHLP and National will materially comply with all applicable statutes and government regulations.

                      (t) Costs, Expenses, etc. NHLP shall pay all costs incurred by Banks and Agent in connection with the preparation, recording, and filing of all documents evidencing or incident to this transaction, including any legal fees incurred by Banks and Agent and NHLP shall pay on behalf of Borrower on demand of Agent all costs, fees, expenses, appraisals and any other expenses of any nature whatsoever required to be paid in order for Borrower to comply with all covenants, provisions and terms of this Agreement and the other Loan Documents, whether now existing or hereafter arising; provided, however, such costs shall not be paid from the Loan proceeds.

                      (u) Form 5500. Borrower or National shall furnish to Agent annually a copy of the Plan's Annual Report, Form 5500, within thirty, (30) days from the filing with the IRS, but in no event later than nine (9) months after the end of the Plan's tax year.

                      (v) Determination Letter. Borrower or National shall provide to Agent a copy of the favorable determination letter issued by the IRS, indicating that the Plan is an ESOP qualified under
          Section 401(a) of the Code, immediately after receipt of such favorable determination letter.

                      (w) Contributions. Until such time as the Indebtedness has been repaid in full, all cash Contributions made by National to Borrower shall be used solely for the purposes of repaying the Indebtedness and for paying administrative expenses and distributions to Plan members and their beneficiaries in accordance with the terms and provisions of the Plan and the Trust, unless the Majority Banks agree otherwise in writing.

                      (x) ESOP Opinion. Borrower shall, at its own expense, upon Agent's request, furnish to Agent not more often than annually, within thirty (30) days of each request, and shall furnish to Agent on the Closing Date an opinion of Keck, Mahin & Cate, special ESOP counsel to the Borrower, or other special ESOP counsel satisfactory to the Agent, satisfactory in all respects to Agent assuring Agent that the Plan is an ESOP and that the Loan is a Securities
          Acquisition Loan.

                      (y) Interest Income Exclusion. Borrower shall provide to Agent such information as Agent shall reasonably request from time to time in order to ascertain whether the interest received by Banks on the Notes has qualified, is qualified, and will continue to be qualified as a Securities Acquisition Loan under Section 133 of the Code.

                      (z) Consent. No consent of any party, not already obtained, including the shareholders of National and the limited and general partners of NHLP, and no license, approval, authorization, registration, or declaration with any governmental or regulatory authority or agency is required in connection with the execution, delivery, performance, validity, or enforceability of the Loan Documents.

                      (aa) Trust's Quarterly Financials. Borrower or National shall furnish to Agent and all Banks within forty-five (45) days after the close of each Quarter, including the last fiscal Quarter, a balance sheet and income statement of the Trust, which need not be certified but which shall accurately reflect the financial condition of the Trust, together with a statement signed by the Trustee showing the calculation of the financial covenants required in Section 7.1
          (dd) of this Agreement.

                      (bb) Quarterly Financials. National and/or NHLP, as appropriate, shall furnish to Agent and all Banks within forty-five
          (45) days after the close of each Quarter, including with respect to
          (ii) and (iii) of this Section 7.1(bb) the last fiscal Quarter, (i) unaudited financial statements of National and NHLP using GAAP consistently applied by a certified public accounting firm acceptable to Agent, (ii) unaudited financial statements with respect to the Pledged Nursing Homes, and (iii) a quarterly aging of NHLP's Accounts.

                      (cc) Annual Financials. National and/or NHLP, as appropriate, shall furnish to Agent and all Banks within sixty (60) days after the close of each calendar year (i) audited financial statements of National and NHLP using GAAP consistently applied by a certified public accounting firm acceptable to Agent, which statements shall express an unqualified opinion as to the soundness of each entity's respective financial position, and (ii) audited financial statements of the Plan compiled by a certified public accounting firm. The audited financial statements shall be accompanied by a statement from the chief financial officers and general partner of National and NHLP, respectively, that no Events of Default have occurred (or with notice and/or the passage of time would occur) under the Loan Documents.

                      (dd) Net Income. All income statements of the Trust provided to Agent shall reflect a Net Income in excess of zero (o) annually. For purposes of this subparagraph, the term, "Net Income," for any calendar year means the difference between the value of:

                                  (A) the sum of annual cash contributions made
                      by National and any Affiliates to Borrower, plus earnings from investments and net realized gain from the sale or exchange of assets, if any, and other income of the Plan and Trust for such year, and

                                  (B) the sum of net realized loss from the
                      sale or exchange of assets plus distributions to former Plan members and/or their beneficiaries for such year plus interest expense plus annual administrative expenses of the Plan and Trust, including without limitation, amounts paid for office supplies, data processing, service charges, and other expenses, plus principal and interest payments for such year.

                      (ee) Quarterly Compliance. Borrower, NHLP and National shall each furnish to Agent within forty-five (45) days after the close of each Quarter a statement confirming that no Event of Default exists under this Agreement with respect to the party furnishing the statement, and NHLP shall furnish to Agent within forty-five (45) days after the close of each quarter calculations showing compliance with Section 9.1. hereof.

                      (ff) Contributions. National shall make Contributions to Borrower sufficient in amount to enable Borrower to make payments due under the Loan as and when such payments are due.

                      (gg) Records. Upon receipt of any contribution from National, Borrower shall promptly note on its appropriate books and records the amount of such contribution designated to be applied to the Sovran Loan and the amount designated to be applied to this Loan.

          Section 7.2. Negative Covenants - Borrower and National. So long as any Indebtedness secured hereby is outstanding, Borrower and/or National, as stated below, each covenant that, without the prior written consent of the Majority Banks:

                      (a) The Borrower shall not become liable, directly or indirectly, with respect to any obligation for money borrowed, or the equivalent, except (i) the Indebtedness, (ii) the loan evidenced by that certain Loan and Security Agreement dated as of January 20, 1988 by and between Marine Midland Bank, N.A., not in its individual or corporate capacity, but solely as Trustee of National Health Corporation Leveraged Employee Stock Ownership Trust and SCS, and
          (iii) any indebtedness fully guaranteed by NHLP.

                      (b) The Borrower shall not make investments, other than in qualified employer securities of National, except for investments in Temporary Investments.

                      (c) Neither the Borrower (in the case of the Stock only) nor National shall suffer or permit any of the Collateral to become subject to any security interest, lien, or other encumbrance, except for any lien in connection with the Loan in favor of Agent or the Banks.

                      (d) The Borrower shall not create, incur or suffer to exist any pledge, mortgage, assignment or other encumbrance of or upon any of the Stock (other than as pledged to the Banks as provided herein), or of or upon the income or profits thereof.

                      (e) National covenants that it will not permit its tangible net worth at any time to be less than Fifteen Million Dollars ($15,000,000). For purposes of this subparagraph, "tangible net worth" shall have the meaning set forth in the Guarantee and Contingent Purchase Agreement dated January 20, 1988 between NHESOP, Inc. and SCS (the "SCS Guaranty"), as amended by paragraph 2 of the First Amendment to Guarantee and Contingent Purchase Agreement, dated as of December 16, 1988.

          Section 7.3. Negative Covenants - NHLP. So long as any Indebtedness secured hereby is outstanding, NHLP covenants that, without the prior written consent of the Majority Banks, it will not suffer or permit any of the Collateral to become subject to any security interest, lien, or other encumbrance, except for any lien in favor of Agent or the Banks.

          Section 7.4. Prohibited Transactions. So long as any indebtedness evidenced by any of the Notes is outstanding, Borrower shall give notice to Agent of any notice Borrower receives from the Department of Labor alleging that a "prohibited transaction" as defined in the Code and the regulations thereunder has occurred.

                                  ARTICLE VIII
                    COVENANTS AND WARRANTIES OF THE TRUSTEE

          Section 8.1. Trustee hereby covenants and warrants that:

                      (a) Authority. As of the date hereof, Marine Midland Bank, N.A. (the "Trustee") is the sole trustee of the Plan and the Trust and has full authority to bind the Plan, the Trust, and/or Borrower and to execute this Agreement and any note or notes evidencing the Indebtedness secured hereby. Borrower and Trustee shall notify Agent promptly in writing of any change of Trustee. For purposes of the Loan, Banks and Borrower acknowledge that only Marine Midland Bank, N.A. shall be executing the Loan Documents on behalf of the Plan and the Trust solely in its capacity as independent trustee and not in its individual or corporate capacity.

                      (b) Organization, Powers, etc. (i) The Trustee has full power and authority to execute this Agreement, the Notes, Pledge of Stock Agreement and all other documents to be executed by the Trustee on behalf of the Borrower in connection with the Loan and to carry out the transactions contemplated hereby; (ii) the Trustee is validly existing and duly formed as a national banking association; and (iii) the Trustee has filed all papers with all governmental authorities, if any, that are required as a pre-condition to acting as Trustee of the Borrower.

                      (c) Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality, arbitration board or other agency now pending, or to the knowledge of the Trustee, threatened against or affecting the Trustee that would adversely affect the Trustee's power, authority or ability to act as Trustee of the Borrower.

                                   ARTICLE IX
                    COVENANTS AND CONDITIONS IMPOSED ON NHLP

          Section 9.1. NHLP shall comply with the following financial covenants, with determination of compliance being made Quarterly unless more frequently requested by Agent:

                      (a) Current Ratio. NHLP shall at all times maintain a "Current Ratio" of at least 1.5 to 1. "Current Ratio" shall be defined as the ratio of current assets to current liabilities.

                      (b) Working Capital. NHLP shall at all times maintain a minimum "Working Capital" level of Ten Million and No/100 Dollars ($10,000,000.00). "Working Capital" shall be defined as current assets less current liabilities.

         (c) Funded Debt to Adjusted Tangible Net Worth Ratio. NHLP shall at all times maintain a "Funded Debt" to "Adjusted Tangible Net Worth" ratio of no more than 3.5:1. "Funded Debt" is defined as long term debt, but excluding Subordinated Debt, notes payable, current maturities of long term debt, plus capitalized and operating leases, plus all guaranties; and "Adjusted Tangible Net Worth" is defined as total equity of NHLP, plus approximately Fifteen Million Seven Hundred Forty-Five Dollars ($15,745,000) in deferred income resulting from the profit on the sale of nursing home properties to National as equity (which amount shall decrease in accordance with NHLP's books and records that comply with GAAP), plus Subordinated Debt, minus good will and unamortized loan costs in excess of One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00).

         (d) Tangible Net Worth. NHLP shall at all times maintain the following minimum Tangible Net Worth requirements for the following periods:

                  (A) From the date of closing through March 30, 1989 - Thirty Four Million Dollars ($34,000,000).

                  (B) From March 31, 1989 through June 29, 1989 - Thirty Five Million Two Hundred Thousand Dollars ($35,200,000).

                  (C) From June 30, 1989 through September 29, 1989 - Thirty Six Million Four Hundred Thousand Dollars ($36,400,000).

                  (D) From September 30, 1989 through December 30, 1989 - Thirty Seven Million Six Hundred Thousand Dollars ($37,600,000).

                  (E) From December 31, 1989 through March 30, 1990 - Forty Million Dollars ($40,000,000).

                  (F) On March 31, 1990 and on subsequent calendar quarter endings, the minimum Tangible Net Worth requirements will increase by One Million Four Hundred Thousand Dollars ($1,400,000) per quarter on a cumulative basis.

    "Tangible Net Worth" is defined as total equity of NHLP, plus Subordinated Debt, minus good will and unamortized loan costs in excess of One Million Four Hundred Thousand Dollars ($1,400,000).

         (e) Debt Service Coverage. NHLP shall at all times maintain a minimum "Debt Service Coverage" of 1.3 to 1. The Debt Service Coverage is defined as the ratio of (i) the annualized sum of net income, plus depreciation/amortization, plus interest expense, minus distributions paid to holders of units of NHLP for the fiscal year as projected by NHLP and evidenced by written financial projections furnished to Agent, or as actually paid, whichever is greater, to (ii) interest expense, plus current maturities of long term debt, plus any payments required to fund any guaranty obligations of NHLP.

         (f) Notes Receivable. NHLP shall at all times limit the balance of notes receivable as set forth on its financials to no more than NHLP's Adjusted Tangible Net Worth; provided, however, that the notes receivable listed on Exhibit I attached hereto shall be excluded from the balance of notes receivable as set forth on NHLP's financials in determining compliance with this subparagraph (f). The listing of notes receivable on
     Exhibit I attached hereto may be modified, amended, increased and/or reduced from time to time by the Majority Banks; provided, however, that any nursing home project or use of Loan proceeds approved by Majority Banks which results in a note receivable to NHLP automatically shall be excluded from the balance of notes receivables and shall be listed on Exhibit I.

                                   ARTICLE X
                          CONDITIONS PRECEDENT TO LOAN

         Section 10.1. The following shall be conditions precedent to Banks' obligation to make the Loan contemplated hereby:

         (a) ESOP Opinion. Borrower shall provide Agent on behalf of Banks an opinion of Keck, Mahin & Cate, special ESOP counsel to Borrower, substantially in the form attached hereto as Exhibit J, attached hereto and made a part hereof.

         (b) Opinion of Counsel. NHLP shall provide Agent on behalf of Banks with an opinion of outside counsel that is acceptable to Agent and Agent's counsel, which opinion shall be substantially in the form attached hereto as Exhibit K and made a part hereof. NHLP shall provide Agent with opinions of local counsel concerning the NHLP Deeds of Trust and Mortgages, which opinions shall be acceptable to Agent and Agent's counsel and substantially in the form attached hereto as Exhibit K and made a part hereof.

         (c) Plan and Trust. National shall provide Agent executed or adopted copies, satisfactory in all respects to Agent, of the Plan document, Trust agreement, and all amendments thereto, together with a certified copy, satisfactory in all respects to Agent, of the direction of the "Plan Administrator" (as that term is defined in Borrower's Plan document) to Borrower and/or Trustee to authorize the execution, delivery, and performance of the Loan Documents and the purchase of Twenty Nine Million Five Hundred Eighty Five Thousand Seven Hundred Ninety Eight (29,585,798) shares of common stock of National.

         (d) Trustee Certificate. Borrower shall provide Agent a certificate, satisfactory to Agent in all respects, stating that the Trustee has accepted all duties, obligations, liabilities, and responsibilities of that position and has agreed to act as such.

         (e) Charter and Limited Partnership Certificate. National and NHLP shall provide Agent certified copies of the charter and by-laws of National and the limited partnership agreement and certificate of limited partnership of NHLP, respectively, together with certified copies, satisfactory in all respects to Agent, of all corporate and partnership resolutions and/or actions taken by National and NHLP respectively, authorizing the execution, delivery, and performance of the Guarantee and Contingent Purchase Agreement, the NHLP Deeds of Trust and Mortgages, Pledge of Line of Credit Note Agreement, Pledge of NHLP's Accounts Agreement and Pledge of Temporary Investments Agreement, and the other agreements and transactions contemplated herein.

         (f) Signature Information - Borrower. Borrower shall provide Agent a certificate, satisfactory in all respects to Agent, setting forth the name, title, and specimen signature of (i) the individual or individuals who have executed the Plan document and Trust agreement, (ii) the Trustee or Trustees who will, until replaced by a successor trustee or trustees, act as Borrower's representative or representatives for the purpose of executing documents and delivering and accepting notices and other communications in connection with the Loan Documents. Agent may conclusively rely on such certificate until Agent receives notice in writing from Borrower to the contrary.

         (g) Signature Information - NHC and NHLP. National and NHLP shall provide Agent with a certificate, satisfactory in all respects to Agent, of each entity, setting forth the name, title, and specimen signatures of the officer or officers (i) who are authorized to sign the Guarantee and Contingent Purchase Agreement, the NHLP Deeds of Trust and Mortgages, Pledge of Line of Credit Note Agreement, Pledge of NHLP's Accounts Agreement and Pledge of Temporary Investments Agreement, and other documents contemplated by the transactions described herein on behalf of National or NHLP, as the case may be, and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as their representatives for the purposes of executing documents and delivering and receiving notices and other communications in connection with the Loan Documents. Agent may conclusively rely on such certificate until Agent receive notice in writing from Borrower to the contrary.

         (h) Documents-Borrower. Borrower shall deliver to Agent the Notes and Pledge of Stock Agreement, duly completed and executed by Borrower, together with certificates for Twenty Nine Million Five Hundred Eighty Five Thousand Seven Hundred Ninety Eight (29,585,798) shares of stock of National, with duly executed stock powers in blank.

         (i) Documents-NHC and NHLP. National and NHLP shall deliver to Agent the Guarantee and Contingent Purchase Agreement, duly completed and executed by National and NHLP.

         (j) Documents-NHLP. NHLP shall deliver to Agent the NHLP Deeds of Trust and Mortgages, all title insurance policies and coverages required by the NHLP Deeds of Trust and Mortgages and such consent and estoppel certificates requested by the Agent executed by all parties holding prior liens on the Pledged Nursing Homes. Such estoppel certificates shall be in form and substance satisfactory to Agent and its counsel. In the event NHLP does not deliver all of the required documents in connection with the NHLP Deeds of Trust and Mortgages delivered and executed at the Closing, NHLP shall have thirty (30) days from the Closing Date to deliver such required documentation or, in the event that NHLP is unable to deliver and/or record all such documentation, NHLP shall have the right to substitute additional Pledged Nursing Homes acceptable to the Majority Lenders and shall have sixty (60) days from the Closing Date to deliver and execute additional NHLP Deeds of Trust and Mortgages and deliver the documentation required by Agent described above with respect to such substitute Pledged Nursing Homes. NHLP shall also deliver to Agent the Pledge of NHLP's Accounts Agreement and financing statements as required by Agent, duly completed and executed by NHLP.

         (k) Documents-NHC. National shall deliver to Agent the Security and Pledge Agreement (Temporary Investments), the Security and Pledge Agreement
(Note), and financing statements as required by Agent, duly completed and executed by National.

         (l) Determination Letter. NHLP shall provide Agent with evidence of the filing of an application for a determination letter from the IRS stating that the Plan meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, that the Plan meets the requirements of sections 4975(e)(7) and 409 of the Code and constitutes an ESOP, and that the Trust qualifies as an exempt trust under section 501(a) of the Code. In addition, such application shall contain no exceptions to qualification, except that continued qualification of the Plan will depend on its effect in operation, which may be reviewed periodically. However, reference may be made to the fact that the determination letter, when issued, may be subject to adoption of proposed amendments requested by the IRS. Borrower or NHLP shall also provide Agent with copies of all the documents or amendments filed with the IRS to obtain the determination letter.

         (m) Value of Stock. Borrower shall provide Agent with a certificate of Valuemetrics, Inc. that is in all respects satisfactory to Agent stating that a "qualified independent appraiser," as defined in Section 401(a)(28)(C) and Section 170 of the Code and the regulations thereunder, has valued the Stock to be worth no less than Fifty Million and No/100 Dollars ($50,000,000.00) using the factors set forth in applicable IRS Revenue Rulings and judicial decisions, including Department of Labor proposed regulation Section 2510.3(18).

         (n) Event of Taxability. No Event of Taxability shall have occurred.

         (o) Event of Default. No Event of Default shall have occurred and be continuing.

         (p) Representations and Warranties. The representations and warranties in the Loan Documents shall be true and correct on and as of the Closing Date, and the Trustee and the chief financial officer of National and NHLP shall have delivered to Agent a duly executed certificate with respect to their respective representations and warranties satisfactory in all respects to Agent as to the foregoing.

         (q) Additional Documents or Information. Borrower shall provide Agent with any other documents or information that Agent or Agent's counsel, Messrs. Farris, Warfield & Kanaday, may reasonably require.

     Section 10.2. Waiver. No advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of Banks' obligation to make the Loan, and the failure of Borrower to satisfy any condition not satisfied at Closing within ten (10) days after receipt of written notice from the Majority Banks shall constitute an Event of Default hereunder.

                                   ARTICLE XI
                                    DEFAULT

         Section 11.1. Definition. The term "Event of Default," whenever used in this Agreement and in any instrument referred to herein, shall mean any one or more of the following events or conditions:

                  (a) Principal or Interest Payment. Failure by Borrower to make payment of any installment of principal or interest on any of the obligations contained herein or in the Notes within five (5) business days of when the same shall be due and payable under the terms hereof or thereof.

                  (b) Covenant or Agreement. Any breach by Borrower, NHLP and/or National of any covenant, agreement, condition precedent, or undertaking of Borrower, NBLP and/or National contained in this Agreement, if such breach shall continue without being cured to Majority Banks' satisfaction for thirty (30) days after notice thereof to Borrower from Agent by certified mail.

                  (c) Representations or Warranties. Any breach of Borrower's, NHLP's and/or National's representations or warranties contained herein or any misstatement or omission of fact or failure to state facts necessary to make such representations and warranties in this Agreement not misleading.

                  (d) Guarantee. Any breach of any agreement, undertaking, or covenant contained in the Guarantee and Contingent Purchase Agreement or the occurrence of any event of default as described in the other Loan Documents or in any other agreement now or hereafter executed by Borrower or Guarantors that evidences or secures the Indebtedness if such breach or default shall continue without being cured to Majority Banks' satisfaction for thirty (30) days after notice thereof to Borrower from Agent by certified mail.

                  (e) Misleading Report. Any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the borrowings hereunder shall prove to be false or misleading in any material respect.

                  (f) Compliance with Plan and Trust. Except as required by ERISA, failure by the Borrower or the Trustee to comply with the terms of the Plan document or the Trust agreement.

                  (g) Involuntary Bankruptcy or Receivership Proceedings. A receiver, custodian, liquidator or trustee of NHLP or National, or of any of their property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than sixty (60) days; or Borrower, NHLP or National is adjudicated bankrupt or insolvent; or any of the property of Borrower, NHLP or National is sequestered by court order and such order remains in effect for more than sixty (60) days; or a petition is filed against Borrower, NHLP or National under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and not dismissed within sixty (60) days of filing.

                  (h) Voluntary Petitions. Borrower, NHLP or National takes affirmative steps to prepare to file or files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law.

                  (i) Monetary Judgment. Final judgment for the payment of money exceeding valid, applicable, collectible insurance coverage by more than One Hundred Thousand and No/100 Dollars (S100,000.00) shall be rendered against the Borrower, NHLP or National and such judgment is not discharged or satisfied within one hundred twenty (120) days of the date such judgment becomes final.

                  (j) Existence. "The Borrower, NHLP or National shall cease to exist.

                  (k) Plan Termination. The complete termination of the Plan, which shall include, without limitation, the complete cessation of contributions by National and its Affiliates to Borrower or the termination of the Plan by appropriate corporate resolution(s).

                  (1) Tax Lien. The filing of any tax lien whatsoever with respect to any of the Plan's or the Guarantors' property, except for a tax lien that is being contested in good faith and for which Borrower or Guarantors, as the case may be, provide additional security to Banks satisfactory in all respects to Banks.

                  (m) Plan Failure. The failure of the Plan to qualify as an ESOP under Section 401(a), and the failure of the Trust to qualify as a tax exempt trust under Section

         501(a), respectively, of the Code after a final determination by the IRS of such disqualification at the appeals level of the IRS.

                  (n) Injunctive Relief under ERISA. The commencement of any proceeding under ERISA by or against Borrower, any of the Banks, the Agent, the Plan, the Trust, or either of the Guarantors seeking injunctive relief with respect to any of the terms, conditions, and provisions of the Loan Documents, which proceeding is not dismissed within thirty (30) days of its filing.

                  (o) Cross Default. The occurrence of any Event of Default as defined under that certain Loan and Security Agreement dated as of January 20, 1988 by and between Marine Midland Bank, N.A., not individually but as Trustee of the National Health Corporation Leveraged Employee Stock Ownership Trust and SCS or under any document executed in connection therewith, including but not limited to that certain Guarantee and Contingent Purchase Agreement dated as of January 20, 1988 by and between National and SCS.

         Section 11.2. Remedies.

                  (a) Due and Payable. Upon the occurrence of any Event of Default, at the option of the Majority Banks, all obligations of Borrower contained herein or in the Notes shall become due and payable immediately without presentment, demand, or notice to Borrower or any other person obligated hereon or thereon, except as otherwise provided in Section 11.1.(b) and Section 11.1.(d) above. Notwithstanding anything in this Agreement or the Notes to the contrary, upon the occurrence of an Event of Default, Banks shall be entitled to payment from Borrower only from (i) the unreleased Shares of Stock of National, (ii) the Contributions, and (iii) earnings attributable to the unreleased shares of Stock of National and the investment of the Contributions.

                  (b) Uniform Commercial Code. Agent on behalf of the Banks shall have and may exercise any or all of the rights and remedies of a secured party (i) under the Uniform Commercial Code, and (ii) as otherwise granted herein or under any other law or under any other agreement now or hereafter executed by Borrower and/or Guarantors, within the limitations of Treas. Reg. 54.4975-7 or any applicable successor regulation, including without limitation the right and power to sell at public or private sale or sales, or otherwise dispose of or utilize, any such portion of the Collateral pledged hereby or by the Loan Documents and any part or parts thereof in any manner authorized or permitted under the Uniform Commercial Code after default by a debtor. Agent on behalf of Banks may apply the proceeds thereof toward the payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Agent on behalf of Banks and toward payment of the obligations secured hereby in such order or manner as Agent may elect.

                  (c) Disposition. To the extent permitted by ERISA and other relevant law, Borrower expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of Borrower or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Agent or Banks existing after default hereunder. To the extent any such notice cannot be waived, Borrower agrees that if such notice is mailed, postage prepaid, or sent by telegram, charges prepaid, to Borrower at Borrower's address herein stated at least five (5) days before the time of the sale or disposition such notice shall be deemed reasonable and shall satisfy fully any requirement of giving notice. All recitals in any instrument of assignment or any other instrument executed by Agent or Banks incidental to sale, transfer, assignment, or other disposition or utilization of the Collateral or any proceeds thereof, or any part thereof shall be full proof of the matters stated therein. No other proof shall be required to establish full legal propriety of the sale or other action taken by Agent or Banks or of any fact, condition, or thing incident thereto, and all prerequisites of such sale or other action or of any fact, condition, or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

                                  ARTICLE XII
                                BANKS' AGREEMENT

         Except as provided in Section 12.8. below, this Article XII is between and among the Agent and the Banks only. Neither the Borrower, NHLP, nor National, nor any other creditor of the Borrower, NHLP or National nor any other Person shall have any rights, duties or obligations under this Article XII, whether as a third party beneficiary or otherwise.

         Section 12.1. Authorization. With respect to all funds advanced hereunder or under the Notes, TNB, IT, SCS and ST shall be obligated to advance thirty two percent (32%), thirty percent (30%), eighteen percent (18%), and twenty percent (20%), respectively, and each such Bank shall own a corresponding undivided interest in the Collateral and Loan Documents. Each Bank authorizes the Agent to act on behalf of such Bank or holder to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith and signed by such Bank, and to take such other action as may be reasonably incidental thereto. The Agent shall be considered as acting solely in an administrative and ministerial capacity, not as trustee or other fiduciary of the Banks. The Agent shall not be construed as having any agency or fiduciary relationship with the Borrower, National or NHLP whatsoever. The Agent shall not have any duties or obligations to the Banks other than those expressly provided for in the Loan Documents. As to any matters provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes, the Guarantee and Contingent Purchase Agreement, or any of the other Loan Documents), the Agent shall not be required to exercise any discretion or take any action, but shall be fully protected in so acting or in refraining from acting, upon the instructions of the Majority Banks (except as otherwise provided in Section 13.7. for matters which require the consent of all Banks), and such instructions shall be binding upon all Banks and holders of the Notes, and the Agent shall not be liable to any party hereto for any consequence of any such action or refraining from action. Notwithstanding any instructions of the Majority Banks, the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law.

         Section 12.2. Standard of Care. Neither the Agent nor any of its officers, directors, agents, employees or representatives shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with any Loan Document, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Notes as the holder thereof and as a Bank hereunder until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent (which notice shall be binding on all parties hereto); (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts and advisors selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or other advisors; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Loan Document or for any failure or delay in performance by the Borrower or any Bank under the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance OF any of the terms, covenants or conditions of any Loan Document or to inspect the assets (including, without limitation, the books and records) of the Borrower, NHLP or National or to inspect any Collateral; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, perfection, collectability, genuineness, sufficiency or value of any Loan Document or

Collateral or any other instrument or document furnished pursuant thereto or for the accuracy or completeness of any credit or other information provided to the Banks; (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall incur no liability for relying on any matters of fact that might reasonably be expected to be within the knowledge of the Borrower, NHLP or National or upon a certificate or other writing signed by Borrower, NHLP or National.

         Section 12.3. No Waiver of Rights. With respect to the Notes, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent. The Agent may accept deposits from, and generally engage in any kind of business with, the Borrower, NHLP and National.

         Section 12.4. Payments. All payments (including prepayments) by the Borrower, NHLP or National on account of the Notes shall be made at the main office of the Agent prior to 10:00 a.m., Nashville time, on the date of payment in immediately available funds and, when due or upon instructions from the Borrower, NHLP or National, may be made by debit to the Borrower's, NHLP's or National's general account with Agent, as appropriate. The Agent shall use its best efforts to deliver to each Bank on the same day as received by Agent in immediately available funds such Bank's ratable share of all payments received by the Agent for the benefit of the Banks but in the event Agent is unable to deliver such payments to any Bank on the same day of receipt, Agent agrees to pay such Bank interest on the payment for each day the Agent is unable to deliver the payments after the date of its receipt based on the overnight federal funds rate of interest. Any payment due for any reason under this Agreement that is required to be made on a date on which the Agent is not open for business shall be extended until the next day on which the Agent is open for the transaction of business.

         Section 12.5. Indemnification. The Agent shall not be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agency hereby created, or to prosecute or defend any suit in respect of this Agreement or the Notes or the Guarantee and Contingent Purchase Agreement or the Collateral or to advance funds hereunder upon the failure by any Bank to fund its pro rata share of the Commitment hereunder, unless ratably indemnified to its satisfaction (to the extent not reimbursed by Borrower) by the holders of the Notes against loss, cost, liability and expense (including reasonable fees and out-of-pocket expenses of counsel), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct) that Agent may suffer or incur in connection with this Agreement or any action taken or omitted by Agent hereunder. If any indemnity furnished to the Agent for or against any loss, cost, liability, and expense or for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished. Each Bank agrees to reimburse the Agent promptly upon demand for such Bank's pro rata share of any expenses referred to in Section 13.13. incurred by the Agent to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         Each Bank agrees to, in accordance with its pro rata share of the Commitment hereunder, indemnify Agent (to the extent not reimbursed by Borrower) against any cost, expense (including reasonable fees and out-of-pocket expenses of counsel), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct) that Agent may suffer or incur in connection with this Agreement or any Loan Document or any action taken or omitted by Agent hereunder or under any Loan Document.

         Section 12.6 Exculpation. Neither Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Banks or Majority Banks, as appropriate, or (b) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its directors, officers, employees or agents shall (i) be responsible for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement, any Note or any other instrument or document delivered hereunder or in connection herewith,
(iii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any Collateral or security, or (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by Borrower or any other obligor of its obligations.

         Section 12.7. Credit Investigation. Each Bank acknowledges that it has made such inquiries and taken such care on its own behalf as would have been the case had the Commitment been granted and the Loan made directly by such Bank to the Borrower. Each Bank agrees and acknowledges that the Agent makes no representations or warranties about the creditworthiness of the Borrower or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, the Notes or the value of any security therefor and that each Bank has not entered into this Agreement in reliance upon any action, statement, representation, or warranty of any other Bank or Agent. Each Bank agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other loan Documents. Neither the Agent nor any other Bank shall have any obligation whatsoever to make any such credit analysis or decisions for a Bank or to provide any credit or other information with respect to the Borrower now or in the future in the possession of the Agent or such other Bank, except that the Agent shall promptly forward to the Banks a copy of any notice received by the Agent from the Borrower of the occurrence of an Event of Default hereunder and copies of all material documents delivered to it by the Borrower, NHLP or National pursuant to the Loan Documents.

         Section 12.8. Resignation and Replacement. Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to Banks and Borrower, which resignation shall be effective upon a successor Agent's acceptance of its appointment. Borrower or the Majority Banks may replace Agent at any time following sixty (60) days' prior written notice to Agent and Banks; provided, however, that Borrower shall have such right only in the absence of an Event of Default. Upon any such resignation or replacement, the Majority Banks shall have the right to appoint a successor Agent hereunder, which successor Agent shall also be reasonably acceptable to Borrower. If no such successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof having assets of at least One Billion and No/100 Dollars ($1,000,000,000.00) and which shall be reasonably acceptable to Borrower. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or replacement as an Agent under the Loan Documents, the provisions of this Section 12.8. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents.

         Section 12.9. Proration of Payments. Except as may be provided in other sections of this Agreement, all funds received by Banks, or any of them, shall be allocated pro rata among all

Banks in proportion to the then outstanding balances due on the Notes. If any Bank or other holder of any Notes shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of or interest on the Note then held by it in excess of its pro rata share of payments and other recoveries obtained by all Banks or other holders on account of principal of and interest on the Note then held by them, such Bank or other holder shall purchase from the other Banks or holders such participation in the Note held by them as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of them; provided, however, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, no Bank shall, except as provided in Section 12.11 below, have any obligation to account for or share any amount, property or profit of any kind received by it for its own account arising out of a banking or other relationship with the Borrower, NHLP or National apart from the obligations under the Loan Documents.

         Section 12.10. No Liability for Errors. The Agent shall not be liable for any error in computing the amounts payable to any Bank in respect of any amounts due to the Banks under the Loan Documents or in making payment of such amounts. In the event of an error in computing any amount payable to any Bank or in the making of a payment, the Agent, the Borrower and such Bank shall, forthwith upon discovery of such error, make such adjustment as shall be required to correct such error, including the payment of interest on any amounts that were incorrectly paid or not paid from the date paid or of the date due to the date returned or paid, all as the case may be, at the average daily rate for the overnight sale of federal funds by the Agent in effect for such period.

         Section 12.11. Offset. In addition to and not in limitation of all rights of offset that any Bank or other holder of any Note may have under applicable law, each Bank or other holder of a Note shall, upon the occurrence of any Event of Default described in this Agreement or in the Note in question, have the right to appropriate and apply to the payment of such Notes any and all balances, credits, deposits, accounts or moneys of the Borrower, National and/or NHLP then or thereafter with such Bank or other holder; provided, however, all funds received as a result of such offsets shall be applied pro rata among the Banks in proportion to the then outstanding balances of the Notes. Each Bank agrees to notify the other Banks immediately upon the exercise by it of this right of offset. SCS agrees that any such funds of Borrower or NHLP received as a result of any such offset by SCS shall be applied to the Notes pro rata as set forth in this section and shall not be applied to satisfy any portion of the Sovran Loan. The Banks agree that any funds of National received as a result of any such offset by SCS may be applied to satisfy the Sovran Loan; provided, however, that any such funds of National derived from payments by NHLP on the Line of Credit Note or from transfers made to National by NHLP without consideration (excluding, however, distributions made with respect to NHLP limited partnership units owned by National) shall be applied to the Notes pro rata as set forth in this section and shall not be applied to satisfy any portion of the Sovran Loan.

                                  ARTICLE XIII
                                 MISCELLANEOUS

         Section 13.1. Survival. All agreements, representations, and warranties contained herein or made in writing by or on behalf of Borrower, National and NHLP in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation at any time made by Banks or on their behalf, and the acquisition and disposition of the term note or notes evidencing the Indebtedness secured hereby. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Borrower, National and NHLP hereunder.

         Section 13.2. Selection of Remedies. This Agreement shall not prejudice the right of Agent and/or Banks at their option to enforce collection of the Notes evidencing the Indebtedness secured hereby by suit or in any other lawful manner, or to resort to any other security for the payment of the Notes, this Agreement and the other Loan Documents being additional, cumulative, and concurrent security for the payment of such obligations.

         Section 13.3. Cumulative Remedies. No right or remedy in this Loan and Security Agreement, the Notes, or the other Loan Documents referred to herein is intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to every other right or remedy herein or in such notes conferred, now or hereafter existing, at law, in equity, or by statute.

         Section 13.4. Delay or Omission. No delay or omission by Banks to exercise any right or remedy shall impair any other right or remedy or be construed to be a waiver of any default or an acquiescence therein. Every right and remedy herein conferred or now or hereafter existing at law, in equity, or by statute may be exercised separately or concurrently and in such order and as often as may be deemed reasonable by Agent or Banks.

         Section 13.5. Invalidity. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

          Section 13.6. Time. Time is of the essence with regard to each and every provision of this Agreement.

          Section 13.7. Entire Agreement. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and no amendment or waiver of any provision of any Loan Document, nor any consent thereunder, shall in any event be effective without the written concurrence of the Agent acting in each case at the direction of the Majority Banks and, then such waiver or consent shall be effective only in the specific instance and for the specific purposes for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase or extend the Commitment of the Banks, (b) reduce the principal of, or interest on, the Notes or any fees thereunder, (c) postpone any date fixed for any payment of principal, of or interest on, the Notes or any fees thereunder, (d) release any Collateral except as shall be otherwise provided in any Loan Document, (e) take any action that requires the signing or consent of all the Banks pursuant to the terms of any Loan Document, (f) change the definition of Majority Banks, (g) modify or amend Article V hereunder, or (h) amend or waive Section 3.1. or this Section
13.7. and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required hereinabove to take such action, affect the rights or duties of the Agent under any Loan Document.

           Section 13.8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, in no event shall Borrower or any Guarantor assign its rights under the Loan Documents without the prior written consent of Agent. Any such assignment without such prior written consent shall be void.

          Section 13.9. Exempt Loan. The Loan is intended to be a loan exempt from the "prohibited transaction" provisions of Sections 406(a) of ERISA and
Section 4975(c)(1)(A) through (c)(1)(E) of the Code by virtue of the provisions of Section 408(b)(3) of ERISA, Section 408(e) of ERISA, Sections 4975(d)(3) and
(13) of the Code and the applicable regulations thereunder. The terms of this Agreement, the Notes and the other Loan Documents, and the rights and obligations of the parties hereunder and thereunder, shall be construed and interpreted so as to comply with such provisions and regulations and with rulings thereunder.

          Section 13.10. Counterparts. This Agreement may be executed in two
(2) or more counterparts, and it shall not be necessary that the signatures of all parties be contained on any one counterpart; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 13.11. Waiver of Jury Trial. NATIONAL, NHLP, AGENT AND THE BANKS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS COMTEMPLATED HEREIN. FURTHER, NHLP AND NATIONAL HEREBY CERTIFY THAT NO REPRESENTATIVE OF AGENT OR OF ANY OF THE BANKS OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE BANKS OR OTHER HOLDER OF THIS AGREEMENT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NHLP AND NATIONAL ACKNOWLEDGE THAT THE BANKS HAVE BEEN INDUCED TO MAKE THE LOAN EVIDENCED BY THE NOTES BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 13.11.

          Section 13.12. Closing. The closing shall occur at the offices of Messrs. Farris, Warfield & Kanaday on December 21, 1988 at 10:00 a.m. Nashville time or at such other location and time as the parties hereto shall mutually agree.

          Section 13.13. Costs, Expenses, and Taxes. NHLP agrees to pay on demand all out-of-pocket costs and expenses of Agent and the Banks (including the reasonable fees and out-of-pocket expenses of counsel for Agent and the Banks and of local counsel, if any, whom Agent and the Banks' counsel may retain) in connection with the preparation, execution, delivery, administration, enforcement and/or protection of Agent's and the Banks' rights under the Loan Documents. In addition, National and NHLP shall indemnify Agent and the Banks from and against any and all costs, expenses (including reasonable legal fees), claims, demands, actions, losses or liabilities (except such as are a direct result of the gross negligence or willful misconduct of Agent and/or the Banks) that Agent and/or the Banks may suffer or incur in connection with this Agreement or any of the Loan Documents. In addition, NHLP agrees to pay and to hold Agent and the Banks harmless from all liability for any stamp or other taxes (including taxes under Tennessee Code Annotated Section 67-4-409 due upon the recordation of mortgages and financing statements) that may be payable in connection with the execution or delivery of this Agreement and the Collateral under this Agreement, or the issuance of the Notes or any other Loan Documents delivered or to be delivered under or in connection with this Agreement. NHLP, upon request, promptly will reimburse Agent and the Banks for all amounts expended, advanced, or incurred by Agent and the Banks to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or to perfect a lien in favor of the Banks, or to protect the Pledged Nursing Homes or the businesses of Borrower, National and NHLP, or to collect the Indebtedness, or to enforce the rights of Agent and Banks under this Agreement or any other Loan Document, which amounts will include without limitation all court costs, attorneys' fees, fees of auditors and accountants, costs of insurance, and investigation expenses reasonably incurred by Agent and the Banks in connection with any such matters, together with interest thereon at the rate applicable to past due principal and interest as set forth in the Loan Documents but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this Section provides shall survive any termination of this Agreement.

          Section 13.14. Conflicts. In the event of any conflict between or among any provision of the Guarantee and Contingent Purchase Agreement and this Agreement, the provisions of the Guarantee and Contingent Purchase Agreement shall control and prevail over this Agreement; provided, however, as to the rights and obligations of the Borrower only, this Agreement shall control and prevail. In the event of any conflict between or among any provision of this Agreement and any other Loan Document other than the Guarantee and Contingent Purchase Agreement, the provisions of this Agreement shall control and prevail over the other Loan Documents other than the Guarantee and Contingent Purchase Agreement.

                                  ARTICLE XIV
                                 CHOICE OF LAW

          Section 14.1. Tennessee. This Agreement is being delivered and is intended to be performed in the State of Tennessee and, to the extent not governed by the laws of the United States of America, shall be construed and enforced in accordance with and governed by the laws of such State.

          Section 14.2. Jurisdiction. THE BORROWER, NHLP, NATIONAL AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY TENNESSEE STATE OR FEDERAL COURT SITTING IN THE CITY OF NASHVILLE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE BORROWER, NHLP, NATIONAL AND EACH BANK HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER, NHLP AND NATIONAL AND EACH BANK HEREBY AGREE THAT A FINAL JUDGMENT IN

ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON EACH OF THEM.

          Section 14.3. Process. PROCESS MAY BE SERVED IN ANY SUIT, ACTION COUNTERCLAIM OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 14.2. HEREOF BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF THE BORROWER, NHLP, NATIONAL AND EACH BANK, AS APPLICABLE, AS SET FORTH IN SECTION 15.1. HEREOF OR TO ANY OTHER ADDRESSES OF WHICH THE BORROWER, NHLP, NATIONAL AND EACH BANK HAVE GIVEN WRITTEN NOTICE TO THE AGENT. THE BORROWER, NHLP, NATIONAL AND EACH BANK HEREBY AGREE THAT SUCH SERVICE (A) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON EACH OF THEM IN ANY SUCH SUIT, ACTION, COUNTERCLAIM OR PROCEEDING, AND (B) SHALL TO THE FULLEST EXTENT ENFORCEABLE BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO EACH OF THEM.

                                   ARTICLE XV
                                     NOTICE

          Section 15.1. Notice. Any communications between the parties hereto or notices provided herein shall be deemed given upon the mailing of same by certified mail, return receipt requested, to Banks c/o Agent, at Third National Bank, 201 Fourth Avenue North, Nashville, Tennessee 37244 Attention: Melanie B. Dunn, to each of the Banks directly at the addresses set forth on Exhibit L attached hereto and incorporated herein by reference, and to Borrower at 250 Park Avenue, New York, New York, Attention: Stephen J. Hartman, Jr. or to such other addresses as the parties may indicate hereafter in writing.

          Section 15.2. Notice to SCS. Upon the occurrence and continuance of an Event of Default, Agent promptly shall give written notice of such Event of Default to SCS as lender under the Sovran Loan. SCS shall also, upon the occurrence and continuance of a default or an Event of Default (as such term is defined in the loan agreement governing the Sovran Loan), promptly give written notice of such default or Event of Default to Agent.

                                  ARTICLE XVI
                                  SEVERABILITY

          Section 16.1. Severability. If any provision of this Agreement shall be held invalid under any applicable law, SUCH invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the day and date first above written.

                                         BORROWER

                                         NATIONAL HEALTH CORPORATION
                                         LEVERAGED EMPLOYEE STOCK
                                         OWNERSHIP TRUST

                                         By: MARINE MIDLAND BANK, N.A.
                                             solely as trustee and not
                                             in its individual or
                                             corporate capacity

                                         By: /s/
                                            -------------------------------
                                         Title: MGR-EBTS
                                                ---------------------------

                                             250 Park Avenue
                                             New York, New York

                                         BANKS



                                         THIRD NATIONAL BANK IN NASHVILLE

                                         By: /s/
                                            -------------------------------
                                         Title: Senior Vice President
                                               ----------------------------

                                         Third National Bank Building
                                         201 Fourth Avenue, North
                                         Nashville, Tennessee 37244


                                         SOVRAN BANK/CENTRAL SOUTH

                                         By: /s/
                                            -------------------------------
                                         Title:  Vice President
                                               ----------------------------
                                                 One Commerce Place M-5
                                                 Nashville, Tennessee 37219
                                               ----------------------------
                                         AGENT

                                         THIRD NATIONAL BANK IN
                                          NASHVILLE, AS AGENT

                                         By: /s/
                                            -------------------------------
                                         Title:  Senior Vice President
                                               ----------------------------
                                                 Third National Bank Building
                                                 201 Fourth Avenue North
                                                 Nashville, Tennessee 37244

The undersigned hereby enter into this Loan and security Agreement as parties hereto in order to be bound by any and all applicable representations, warranties, covenants and agreements contained herein:

NATIONAL HEALTHCORP L.P.

By:/s/  NHC, Inc.
   -----------------------------------
    Managing General Partner

          By:/s/
             -------------------------
          Title:  President
                ----------------------

          1400 City Center
          100 Vine Street
          Murfreesboro, TN 37130

NATIONAL HEALTH CORPORATION

By:/s/
   ------------------------------------
Title:  Senior Vice President

          1400 City Center
          100 Vine Street
          Murfreesboro, TN 37130

                                           IRVING TRUST COMPANY

                                           By:/s/
                                              ------------------------------
                                           Title:Vice President
                                                 1290 Avenue of the Americas
                                                 29th Floor
                                                 New York, New York 10104

                                         SOUTHTRUST BANK OF ALABAMA,
                                         NATIONAL ASSOCIATION

                                         By:/s/
                                            ----------------------------------
                                         Title: Vice President

                                                     420 North 20th Street
                                                     Birmingham, Alabama 35203